EXHIBIT 23.3




               Consent of Independent Auditors

Board of Directors
Magnum D'or Resources Inc.

We hereby consent to the incorporation by reference in this form 10K of Magnum D'or Resources Inc. of our report dated
January 19, 2004, which includes references to other auditors and the fact that Magnum D'or Resources Inc. is a development stage company for the year ending September 30, 2003 and inception to date and to all references to our firm included in this form 10K.

/s/ Russell & Atkins, PLC

January 19, 2004